As filed with the Securities and Exchange Commission on December 22, 2005

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ________________________________
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ________________________________

                                LEGG MASON, INC.
             (Exact name of registrant as specified in its charter)

         Maryland                                         52-1200960
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)


                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Thomas P. Lemke
                    Senior Vice President and General Counsel
                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            James S. Scott, Sr., Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000




     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]



                                            CALCULATION OF REGISTRATION FEE
============================================================================================================================

                                                                 Proposed Maximum      Proposed Maximum
   Title of Each Class of Securities         Amount to be       Offering Price Per    Aggregate Offering      Amount of
            to be Registered                 Registered(1)            Unit(2)              Price(2)        Registration Fee
----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.10 per share     1,889,322 shares            $120.04         $226,794,212.88       $24,266.98
----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the common stock reported in the consolidated system on December 16, 2005.

                                1,889,322 SHARES

                                LEGG MASON, INC.

                                  COMMON STOCK


         The selling stockholders may offer from time to time an aggregate of up to 1,889,322 shares of our common stock. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

         The selling stockholders may offer their shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.

         Our common stock trades on the New York Stock Exchange under the symbol "LM". On December 16, 2005, the closing price of Legg Mason, Inc. common stock as reported on the New York Stock Exchange was $120.49 per share.

                             ______________________

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ______________________






                The date of this Prospectus is December 22, 2005

                                Table of Contents

                                                                            Page
                                                                            ----

WHERE YOU CAN FIND MORE INFORMATION............................................3

FORWARD-LOOKING INFORMATION....................................................4

MARKET PRICES AND DIVIDEND POLICY..............................................5

USE OF PROCEEDS................................................................6

SELLING STOCKHOLDERS...........................................................6

ERISA MATTERS..................................................................8

PLAN OF DISTRIBUTION..........................................................10

LEGAL MATTERS.................................................................12

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS................................13

     In this prospectus, we use the term "Legg Mason" to refer to Legg Mason, Inc. The term "we," "us," and "our" refer to Legg Mason and its predecessors and subsidiaries. The term "Purchase Agreement" refers to the Purchase Agreement dated as of June 23, 2005, as amended, by and among Legg Mason, Sequana Capital, Permal Group SCA, Permal Group Ltd ("Permal"), Worms UK Ltd and the management shareholders of Permal. The term "Registration Rights Agreement" refers to the Registration Rights Agreement dated as of November 3, 2005 by and among Legg Mason, Permal Group SCA, Worms UK Ltd and the management shareholders of Permal.

     You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the Symbol "LM". Information about us also is available at the exchange.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date on which the selling stockholders cease offering and selling these securities:

     o    Our Annual Report on Form 10-K for the year ended March 31, 2005;

     o    Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

     o    Our Quarterly Report on Form 10-Q for the quarter September 30, 2005;

     o    Our Current Report on Form 8-K filed with the SEC on June 9, 2005;

     o    Our Current Report on Form 8-K filed with the SEC on June 29, 2005;

     o    Our Current Report on Form 8-K filed with the SEC on July 22, 2005;

     o    Our Current Report on Form 8-K filed with the SEC on October 20, 2005;

     o Our Current Report on Form 8-K filed with the SEC on November 8, 2005, as amended;

     o    Our Current Report on Form 8-K filed with the SEC on November 29,
            2005;

     o Our Current Report on Form 8-K filed with the SEC on December 7, 2005 (for the event on December 6, 2005);

     o Our Current Report on Form 8-K filed with the SEC on December 7, 2005 (for the event on December 1, 2005), as amended;

     o    Our Current Report on Form 8-K filed with the SEC on December 20,
            2005; and

     o The description of our common stock, par value $0.10 per share and our preferred stock, par value $10.00 per share, contained in Amendment No. 5 to our Application for Registration on Form 8-A, filed with the SEC on February 23, 2001.

     You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                            Attn: Corporate Secretary
                                 (410) 539-0000

     Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

                           FORWARD-LOOKING INFORMATION

     Certain statements included in this prospectus and any documents incorporated by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statements. These forward-looking statements may contain information related, but not limited to:

     o    anticipated growth in revenues or earnings per share;

     o anticipated changes in our business or in the amount of client assets under management;

     o anticipated expense levels and expectations regarding financial market conditions;

     o    anticipated future transactions such as acquisitions; and

     o    anticipated performance of recent, pending and future acquisitions.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially due to a number of factors including, but not limited to:

     o    the volatile and competitive nature of the asset management industry;

     o    changes in domestic and foreign economic and market conditions;

     o the loss of key employees or principals of our current or future operating subsidiaries;

     o the effect of current and future federal, state and foreign regulation of the asset management industry, including potential liability under applicable securities laws;

     o market, credit and liquidity risks associated with our investment management activities;

     o    the impairment of acquired intangible assets and goodwill;

     o potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements;

     o the effect of any acquisitions, including our acquisition of substantially all of the asset management business of Citigroup ("CAM"); and

     o any unexpected difficulties in, or inability to, integrate the CAM business into our existing business, or any unexpected changes in the CAM business resulting from the acquisition or otherwise.

     Moreover, we do not nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus. In assessing these forward-looking statements you should carefully consider the factors discussed under the captions "Management's Discussion and Analysis of Results of Operations and Financial Condition--Forward Looking Statements" of our Quarterly Reports on Form 10-Q, "Business--Factors Affecting the Company and the Financial Services Industry" and "Management's Discussion and Analysis of Results of Operations and Financial Condition--Forward Looking Statements" in our most recent Annual Report on Form 10-K and "Factors Affecting the Company and the Financial Services Industry" in our Current Report on Form 8-K filed on December 20, 2005, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements.

     We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our businesses. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

                        MARKET PRICES AND DIVIDEND POLICY

     Our common stock trades on the New York Stock Exchange under the symbol "LM." There were approximately 550 registered holders of our common stock as of December 1, 2005. The table below sets forth the high and low sales prices of our common stock as reported for New York Stock Exchange Composite Transactions and the quarterly cash dividends declared per share of our common stock during the periods indicated.*


                                                                                               CASH
                                                                   PRICE RANGE                 DIVIDENDS
2002                                                          LOW             HIGH             DECLARED
                                                              ---             ----             ---------
    Quarter Ended:
         March 31, 2002.....................................  $32.24          $38.07           $0.06667
         June 30, 2002......................................  $31.10          $38.10           $0.06667
         September 30, 2002.................................  $24.74          $33.23           $0.07333
         December 31, 2002..................................  $24.97          $35.53           $0.07333


2003


     Quarter Ended:
         March 31, 2003.....................................  $29.47          $35.53           $0.07333
         June 30, 2003......................................  $32.47          $44.67           $0.07333
         September 30, 2003.................................  $43.18          $51.47           $0.10
         December 31, 2003..................................  $48.25          $56.77           $0.10
2004
     Quarter Ended:
         March 31, 2004 ....................................  $51.77          $63.61           $0.10
         June 30, 2004......................................  $55.67          $66.40           $0.10
         September 30, 2004.................................  $48.95          $60.84           $0.15
         December 31, 2004..................................  $52.48          $73.70           $0.15

2005
     Quarter Ended:
         March 31, 2005 ....................................  $68.10          $85.07           $0.15
         June 30, 2005......................................  $69.82          $108.14          $0.15
         September 30, 2005.................................  $99.75          $118.02          $0.18

_____________
*    Adjusted for all stock splits.

     See the cover page for the closing price for our common stock on the New York Stock Exchange on December 16, 2005.

     Our board of directors currently intends to continue to pay regular quarterly cash dividends; however, the declaration and payment of future dividends will be determined by our board of directors in its sole discretion. Our board's decision will depend upon our earnings, financial condition and capital needs and other factors that the board of directors deems relevant.

                                 USE OF PROCEEDS

     All of the proceeds from the sale of common stock covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the sale of our common stock.

                              SELLING STOCKHOLDERS

     Under the Purchase Agreement, we have issued 1,889,322 shares of our common stock to Sequana Capital, Sequana Capital UK Limited and the management shareholders of Permal. We have agreed to prepare and file a registration statement to register the resale of such shares of common stock by such stockholders to the public. We have agreed to use commercially reasonable efforts to have the registration statement declared effective by the SEC as soon as practicable and to keep the registration statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which all of the selling stockholders may sell all of the shares of common stock covered by this registration statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act, (ii) the date on which the selling stockholders have sold all of the shares of common stock covered by this registration statement or
(iii) November 3, 2007.

     This prospectus covers the offer and sale by each selling stockholder of Legg Mason of the number of shares of Legg Mason common stock owned by the selling stockholder set forth below. The following table sets forth (i) the names of each selling stockholder, (ii) the nature of any position, office or other material relationship that the selling stockholder has had with us within the past three years, (iii) the number of shares of common stock and (if one percent or more) the percentage of common stock beneficially owned as of December 10, 2005 by each selling stockholder, (iv) the number of shares of common stock that may be offered or sold by or on behalf of each selling stockholder hereunder and (v) the amount and (if one percent or more) the percentage of shares of common stock to be owned by each selling shareholder upon the completion of the offering, assuming all shares offered by such selling stockholder are sold. Any or all of the shares listed below under the heading "Shares to be Sold" may be offered for sale by or on behalf of the selling stockholder.



                                                   Shares Beneficially Owned                      Shares Beneficially Owned
                                                           Prior to              Shares to be               After
             Selling Stockholders*                       the Offering                Sold                the Offering
             --------------------                        ------------               -----                ------------
                                                 Number          Percent                         Number          Percent
                                                 ------          -------                         ------          -------
Sequana Capital                                 1,648,649           1.4%        1,648,649               0            0%
Isaac R. Souede**                                  40,277           ****           40,277               0            0%
Lawrence Salameno**                                20,059           ****           20,059               0            0%
Wigley Ltd.***                                     18,965           ****           18,965               0            0%
James Hodge**                                      18,263           ****           18,263               0            0%
Thomas Evans**                                     16,527           ****           16,527               0            0%
Sequana Capital UK Limited                         16,314           ****           16,314               0            0%
Thomas M. DeLitto**                                13,566           ****           13,566               0            0%
Nightingale Associates LP***                       13,096           ****           13,096               0            0%
Edmond de La Haye Jousselin**                      11,610           ****           11,610               0            0%
Bloomington Associates LP***                        9,401           ****            9,401               0            0%
Omar Kodmani**                                      8,476           ****            8,476               0            0%
Robert Kaplan**                                     7,629           ****            7,629               0            0%
Bruce Gimpel**                                      6,007           ****            6,007               0            0%
Donna DeLitto**                                     5,036           ****            5,036               0            0%
Judy Tchou**                                        3,877           ****            3,877               0            0%
John Richard Cordsen**                              3,192           ****            3,192               0            0%
Francois Becquaert**                                2,976           ****            2,976               0            0%
Georgette Miller**                                  2,435           ****            2,435               0            0%
Irma Morales**                                      2,435           ****            2,435               0            0%
Michael Kearns**                                    1,813           ****            1,813               0            0%
Michael Langlois**                                  1,739           ****            1,739               0            0%
Christopher Zuehlsdorff**                           1,585           ****            1,585               0            0%
Javier Dyer**                                       1,585           ****            1,585               0            0%
Yan Zhang**                                         1,585           ****            1,585               0            0%
Pang Sik Meng**                                     1,350           ****            1,350               0            0%
Roberto Giuffrida**                                 1,202           ****            1,202               0            0%
Julian Shaw**                                       1,196           ****            1,196               0            0%
Marie-Helene McAndrew**                             1,095           ****            1,095               0            0%
Ahmed Nashaat**                                     1,066           ****            1,066               0            0%
David Officer**                                     1,024           ****            1,024               0            0%
Eduardo Deschapelles**                                807           ****              807               0            0%
Wendy Silverman**                                     778           ****              778               0            0%
Josefin Aldell**                                      710           ****              710               0            0%
Harvey Turkiewicz**                                   635           ****              635               0            0%



                                                   Shares Beneficially Owned                      Shares Beneficially Owned
                                                           Prior to              Shares to be               After
             Selling Stockholders*                       the Offering                Sold                the Offering
             --------------------                        ------------               -----                ------------
                                                 Number          Percent                         Number          Percent
                                                 ------          -------                         ------          -------
C. Redington Barrett, III**                           514           ****              514               0            0%
Hatem Seif-Elyazal**                                  514           ****              514               0            0%
David Fielden**                                       437           ****              437               0            0%
Anita Chalfoun**                                      363           ****              363               0            0%
Carol O'Donnell**                                     244           ****              244               0            0%
Robert Di Geronimo**                                  171           ****              171               0            0%
Benjamin Marino**                                      59           ****               59               0            0%
Hesham Ali**                                           42           ****               42               0            0%
Anthony Waters**                                       18           ****               18               0            0%

___________________

* For purposes of this Registration Statement, the address for each of the selling stockholders listed in the table is c/o Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202, except that the address for Sequana Capital UK Limited is 100 Wood Street, London EC2V 7EX, Great Britain and the address for Sequana Capital is 19 Avenue Montaigne, 75008 Paris, France.

** Stockholder is an employee (or spouse of an employee) or director of our subsidiary, Permal, and does not serve as an executive officer of Legg Mason.

*** A general partner or other controlling owner of stockholder is an employee or director of our subsidiary, Permal, and does not serve as an executive officer of Legg Mason.

**** Stockholder beneficially owns less than one percent of Legg Mason's common stock.


     We prepared this table based on the information supplied to us during December 2005, by the selling stockholders named in the table. The selling stockholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock since the date on which the information is presented in the above table. Information about the selling stockholders may change over time. Any changed information supplied to us will be set forth in future prospectus supplements.

                                  ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the regulations issued by the Department of Labor under ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued by the Internal Revenue Service under the Code impose certain restrictions on the following:

     (1)  "employee benefit plans" (as defined in Section 3(3) of ERISA),

     (2) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

     (3) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (1), (2) and (3) is referred to as a "Plan"), and

     (4) persons who have certain specified relationships to Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

     Both ERISA and the Code prohibit certain transactions between a Plan and parties in interest or disqualified persons. ERISA also imposes certain duties on persons who are fiduciaries of Plans that are subject to Title I of ERISA ("ERISA Plans").

     Because of our activities or the activities of our affiliates, we may be deemed to be a party in interest or disqualified person with respect to a number of Plans (e.g., those to which we provide brokerage, investment or other financial services). If our common stock is acquired and held by a Plan with respect to which we are a party in interest or disqualified person, such acquisition and holding could be deemed to be a direct or indirect prohibited transaction, which could result in the imposition of taxes or penalties on the parties to the prohibited transaction.

     Such transactions may, however, be exempt from the otherwise applicable taxes and penalties by reason of one or more statutory or administrative exemptions such as those described below. Such administrative exemptions may include:

     o Prohibited Transaction Class Exemption ("PTE") 95-60, 60 FR 35925, July 12, 1995, which exempts certain transactions involving insurance company general accounts;

     o PTE 96-23, 61 FR 15975, April 10, 1996, which exempts certain transactions directed by an in-house asset manager;

     o PTE 90-1, 55 FR 2891, January 29, 1990, which exempts certain transactions involving insurance company pooled separate accounts;

     o PTE 91-38, 56 FR 31966, June 12, 1991, which exempts certain transactions involving bank collective investment funds; and

     o PTE 84-14, 49 FR 9494, March 13, 1984, which exempts certain transactions entered into on behalf of a Plan by a qualified professional asset manager.

         If the conditions of one or more of these exemptions (or some other applicable exemption) are met, the acquisition and holding of our common stock by or on behalf of a Plan should be exempt from certain of the prohibited transaction provisions of ERISA and the Code. It should be noted, however, that even if such conditions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code.

     In addition to the foregoing exemptions, certain insurance company general accounts, which support policies issued by an insurer on or after December 31, 1998 to or for the benefit of Plans, are allowed to purchase common stock in reliance upon regulations promulgated by the Department of Labor pursuant to
Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which supports such policies.

     Furthermore, Section 404 of ERISA sets forth standards of care for investment decisions made by a fiduciary of an ERISA Plan. In deciding whether to invest in our common stock, a fiduciary of an ERISA Plan must take the following into account, among other considerations:

     o    whether the fiduciary has the authority to make the investment;

     o whether the investment is made in accordance with the written documents that govern the ERISA Plan;

     o whether the investment constitutes a direct or indirect transaction with a party in interest or disqualified person;

     o the composition of the ERISA Plan's portfolio with respect to diversification by type of asset;

     o the ERISA Plan's funding objectives; the tax effects of the investment; and

     o whether under the general fiduciary standards of investment procedure and diversification an investment in our common stock is appropriate for the ERISA Plan, taking into account the overall investment policy of the ERISA Plan, the composition of the ERISA Plan's investment portfolio and all other appropriate factors.

     Each person who acquires our common stock or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan have been used to acquire such security or an interest therein, or (ii) the purchase and holding of such security or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or class exemptions.

     Prior to making an investment in our common stock, a Plan investor must determine whether we are a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above. In addition, a fiduciary of an ERISA Plan must determine whether the investment is otherwise a permissible and appropriate investment for the ERISA Plan. Prospective investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code but may be subject to similar restrictions under state or local law.

     The above is a summary of some of the material ERISA considerations applicable to prospective Plan investors. It is not intended to be a complete discussion, nor is it to be construed as legal advice or a legal opinion. Prospective Plan investors should consult their own counsel on these matters.

                              PLAN OF DISTRIBUTION

     The common stock being offered by the selling stockholders, or by their respective pledgees, donees, distributees, transferees, or other successors in interest, will be sold in one or more transactions by the following means of distribution (or any combination thereof):

     o Block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

     o Exchange distributions and/or secondary distributions in accordance with the rules of the New York Stock Exchange.

     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     o    Sales in the over-the-counter market.

     o    Through short sales of common stock.

     o    Through the writing of options on common stock.

     o    Distributions to beneficiaries.

     o    Privately negotiated transactions.

     The selling stockholders may from time to time deliver all or a portion of the shares of common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

     The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or at any other price as the selling stockholders determine from time to time. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also sell the common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such market makers and broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the common stock will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with a selling stockholder.

     The selling stockholders may pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. The selling stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     There can be no assurance that all or any of the common stock offered hereby will be issued to, or sold by, the selling stockholders.

     The selling stockholders and any broker-dealers that act in connection with the sale of common stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act of 1934, as amended (the "Exchange Act"), may apply to their sales in the market. The registration of the common stock under the Securities Act shall not be deemed an admission by the selling stockholders or Legg Mason that the selling stockholders are underwriters for purposes of the Securities Act of any common stock offered pursuant to this prospectus. In addition, under the securities laws of some states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers.

         Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during any applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 101, 102, 103 and 104, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

     We will not receive any proceeds from the sale of common stock offered by the selling stockholders. We will pay all expenses of the registration of the common stock to the Registration Rights Agreement, estimated to be $89,267 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

     Once sold under the shelf registration statement, of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

     Offerings of securities under this prospectus may be subject to Rule 2710, and separately to Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (NASD). Any such offering will be conducted in accordance with the applicable provisions of NASD Conduct Rules 2710 and 2720. In compliance with NASD guidelines, the maximum compensation to broker-dealers in connection with the sale of the common stock in an offering to which NASD Conduct Rule 2710 applies will not exceed 8% of the total offering price to the public of the shares of common stock.

                                  LEGAL MATTERS

     The validity of the Legg Mason common stock offered hereby will be passed upon for us by Thomas C. Merchant, Esq., our Deputy General Counsel. Mr. Merchant beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of our common stock.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

     The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Legg Mason, Inc. incorporated in this prospectus by reference to the Current Report on Form 8-K of Legg Mason, Inc. filed on December 7, 2005, and the combined financial statements of Permal Group incorporated in this prospectus by reference to the Current Report on Form 8-K/A of Legg Mason, Inc. filed on December 19, 2005, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The audited historical financial statements of CAM included in Legg Mason's Current Report on Form 8-K filed December 7, 2005, as amended, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

Securities and Exchange Commission Registration Fee...............  $24,267
Accounting Fees...................................................  $15,000
Miscellaneous.....................................................  $50,000
Total.............................................................  $89,267

Item 15. Indemnification of Directors and Officers

     The Registrant's by-laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

     Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

     The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate coverage of $100,000,000.

     The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.  Exhibits

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

   Exhibit
   Number                       Description of Exhibit
   ------                       ----------------------

     4.1         Articles of Incorporation of Legg Mason, as amended.(1)
     4.2         Bylaws of Legg Mason, as amended and restated April 25,
                 1988.(2)
     4.3         Form of certificate representing common stock.(3)
     4.4         Registration Rights Agreement dated as of June 23,
                 2005, as amended, by and among Legg Mason, Sequana
                 Capital, Permal Group SCA, Permal Group Ltd, Worms
                 UK Ltd and the management shareholders of Permal
                 Group Ltd.
     5           Opinion of Thomas C. Merchant, Esq.
     12          Computation of consolidated ratios of earnings to fixed
                 charges.(4)
     23.1        Consent of PricewaterhouseCoopers LLP, Independent Registered
                 Public Accounting Firm.
     23.2        Consent of PricewaterhouseCoopers LLP, Independent Registered
                 Public Accounting Firm.
     23.3        Consent of KPMG LLP, Independent Auditors.
     23.4        Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).
     24          Powers of Attorney (included in the signature pages).

____________________

     (1) Incorporated by reference to Legg Mason's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

     (2) Incorporated by reference to Legg Mason's Annual Report on Form 10-K for the year ended March 31, 1988.

     (3) Incorporated by reference to Legg Mason's Application for Registration on Form 8-A, Amendment No. 5, dated February 23, 2001.

     (4) Incorporated by reference to Legg Mason's Current Report on Form 8-K filed on December 7, 2005 (for the event on December 6, 2005).

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

         (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

         (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
         (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
         (vii) or (x) for the purpose of providing the information required by
         Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on December 22, 2005.

                                    LEGG MASON, INC.
                                    (Registrant)


                                    By:      /s/ Raymond A. Mason
                                             --------------------------------
                                    Name:    Raymond A.  Mason
                                    Title:   Chairman of the Board, President
                                             and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond A. Mason, Thomas P. Lemke and Timothy C. Scheve, or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures                                  Title                            Date
    ----------                                  -----                            ----
                                   Chairman of the Board, President,        December 22, 2005
/s/ Raymond A. Mason               Chief Executive Officer and Director
-------------------------          (Principal Executive Officer)
Raymond A. Mason
                                   Chief Financial Officer, Senior Vice     December 22, 2005
/s/ Charles J. Daley, Jr.          President and Treasurer (Principal
-------------------------          Financial and Accounting Officer)
Charles J. Daley, Jr.

/s/ Harold L. Adams                Director                                 December 22, 2005
-------------------------
Harold L. Adams



    Signatures                                  Title                            Date
    ----------                                  -----                            ----
/s/ Dennis R. Beresford            Director                                 December 22, 2005
-----------------------------
Dennis R. Beresford

/s/ Carl Bildt                     Director                                 December 22, 2005
-----------------------------
Carl Bildt

/s/ John E. Koerner, III           Director                                 December 22, 2005
-----------------------------
John E. Koerner, III

/s/ Edward I. O'Brien              Director                                 December 22, 2005
-----------------------------
Edward I. O'Brien

/s/ Margaret Milner Richardson     Director                                 December 22, 2005
-----------------------------
Margaret Milner Richardson

/s/ Nicholas J. St. George         Director                                 December 22, 2005
-----------------------------
Nicholas J. St. George

/s/ Roger W. Schipke               Director                                 December 22, 2005
-----------------------------
Roger W. Schipke

/s/ Kurt L. Schmoke                Director                                 December 22, 2005
-----------------------------
Kurt L. Schmoke

/s/ James E. Ukrop                 Director                                 December 22, 2005
-----------------------------
James E. Ukrop

Exhibit
 Number                     Description of Exhibit
-------                     ----------------------
4.1         Articles of Incorporation of Legg Mason, as amended.(1)
4.2         Bylaws of Legg Mason, as amended and restated April 25, 1988.(2)
4.3         Form of certificate representing common stock.(3)
4.4         Registration Rights Agreement dated as of June 23,
            2005, as amended, by and among Legg Mason, Sequana
            Capital, Permal Group SCA, Permal Group Ltd, Worms
            UK Ltd and the management shareholders of Permal
            Group Ltd.
5           Opinion of Thomas C. Merchant, Esq.
12          Computation of consolidated ratios of earnings to fixed charges.(4)
23.1        Consent of PricewaterhouseCoopers LLP, Independent Registered Public
            Accounting Firm.
23.2        Consent of PricewaterhouseCoopers, Independent Registered Public
            Accounting Firm.
23.3        Consent of KPMG LLP, Independent Auditors.
23.4        Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).
24          Powers of Attorney (included in the signature pages).

____________________
(1) Incorporated by reference to Legg Mason's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.
(2) Incorporated by reference to Legg Mason's Annual Report on Form 10-K for the year ended March 31, 1988.
(3) Incorporated by reference to Legg Mason's Application for Registration on Form 8-A, Amendment No. 5, dated February 23, 2001.
(4) Incorporated by reference to Legg Mason's Current Report on Form 8-K filed on December 7, 2005 (for the event on December 6, 2005).